UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2016

BERRY PLASTICS GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	1-35672	20-5234618
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Oakley Street

Evansville, Indiana 47710

(Address of principal executive offices / Zip Code)

(812) 424-2904

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commenPre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commenPre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 6, 2016, the Board of Directors (the “Board”) of Berry Plastics Group, Inc. (the “Company”) approved amendments to the Company’s Amended and Restated Bylaws (“Bylaws”) effective December 6, 2016 to implement proxy access. Section 2.14 has been added to the Bylaws to permit a holder (or a group of not more than 20 holders) of at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the nominating holder(s) and the nominee(s) satisfy the requirements specified in the amended and restated Bylaws, including by providing the Company with advance notice of the nomination. The Bylaws were also amended to make certain related administrative or conforming changes. Proxy access will first be available in connection with the Company’s 2018 annual meeting of stockholders.

The Bylaws, as amended and restated on December 6, 2016, are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein. The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, as amended and restated.

Item 8.01	Other Events.

Declassification of the Board of Directors

On December 6, 2016, the Board approved resolutions deeming it advisable to amend the Company’s Certificate of Incorporation to declassify the Board such that, after the initial transition period, directors will be elected for one-year terms rather than the staggered three-year terms currently provided in the Certificate of Incorporation. The proposed amendments to the Company’s Certificate of Incorporation are subject to stockholder approval at the 2017 annual meeting of stockholders.

Adoption of Trading Plan under Rule 10b5-1

Certain officers of the Company have from time to time entered into written stock selling plans in accordance with Rule 10b5-1 of the Exchange Act, and the Company’s insider trading policy. Rule 10b5-1 provides guidelines for officers, directors and other insiders to prearrange sales of the Company’s securities in a manner that avoids concerns about initiating stock transactions while in possession of material nonpublic information. Such plans also allow insiders to implement an asset diversification and financial, tax, and estate planning strategy and to minimize the market effect of stock sales by spreading them out over time.

On September 30, 2016, Jonathan D. Rich, our Chief Executive Officer, advised the Board of his intention to retire as Chief Executive Officer in February, 2017. Mr. Rich will continue to serve as Executive Chairman of the Board.

On December 1, 2016, Mr. Rich entered into a written stock selling plan in accordance with Rule 10b5-1. Pursuant to this plan, Mr. Rich may sell up to an aggregate of 408,341 shares of the Company’s common stock between January 27, 2017 and January 26, 2018, provided that certain prices specified in the plan are reached. Transactions under the plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission to the extent required by law.

Except as may be required by law, the Company does not undertake to report modifications, terminations or other activities under current or future 10b5-1 plans established by our officers and directors or significant shareholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of the Company, as amended on December 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERRY PLASTICS GROUP, INC.
(Registrant)

Dated: December 6, 2016	By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, Chief Legal Officer and Secretary